Exhibit Index on Page 9

As filed with the Securities and Exchange Commission on June 13, 1997
                                             Registration No. 333-
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                            CARSON PIRIE SCOTT & CO.
             (Exact name of registrant as specified in its charter)

                 Illinois                        37-0175980
    (State or other jurisdiction of (I.R.S. Employer Identification Number) incorporation or organization)

               331 W. Wisconsin Avenue, Milwaukee, Wisconsin 53203 (Address, including zip code, of principal executive offices)

               CARSON PIRIE SCOTT & CO. 1993 STOCK INCENTIVE PLAN,
                  AS AMENDED AND RESTATED AS OF MARCH 19, 1997
                            (Full title of the plan)

                                Charles J. Hansen
                 Vice President, General Counsel, and Secretary
                            Carson Pirie Scott & Co.
       331 W. Wisconsin Avenue, Milwaukee, Wisconsin 53203, (414) 347-5307
  (Name, address, and phone number (including area code) of agent for service)
                              --------------------

                         CALCULATION OF REGISTRATION FEE

Title of                         Proposed        Proposed
Securities        Amount         Maximum         Maximum         Amount of
to be             to be          Offering Price  Aggregate       Registration
Registered        Registered(1)  Per Share       Offering Price  Fee

Common Shares,    600,000        $31.5625(2)     $18,937,500(2)  $5,739
$.01 Par Value(3) shares(3)
-----------------------------
(1) The Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act based upon the average of the high and low prices of the Registrant's Common Shares, $.01 par value (the "Common Shares"), on the New York Stock Exchange on June 9, 1997.

(3) And associated Common Share Purchase Rights. Value attributable to such Rights, if any, is reflected in the market price of the Common Shares.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION.
-------

     The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
-------

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference into the Section 10(a) Prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Carson Pirie Scott & Co. 1993 Stock Incentive Plan, as Amended and Restated as of March 19, 1997, and its administrators are available without charge by contacting:


                                Charles J. Hansen
                 Vice President, General Counsel and Secretary
                            Carson Pirie Scott & Co.
                             331 W. Wisconsin Avenue
                           Milwaukee, Wisconsin 53203
                                 (414) 347-5307





















                                     2 of 18

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.
-------

     The following documents heretofore filed with the Commission by Carson Pirie Scott & Co. (the "Registrant") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

      (b) The Registrant's Current Reports on Form 8-K, dated March 3, 1997 and May 14, 1997.

      (c) The description of the Common Shares contained in the Registration Statement on Form 8-A (No. 1-9770), as filed with the Commission on November 15, 1994, which incorporates such description by reference to the Company's Registration Statement on Form S-1 (No. 33-67514) declared effective by the Commission on October 29, 1993, including any subsequent amendment or report filed for the purpose of updating such description.

      (d) The description of the Registrant's Common Share Purchase Rights contained in the Registration Statement on Form 8-A (No. 1-13480), as filed with the Commission on November 15, 1994, including any subsequent amendment or report filed for the purpose of updating such description.

      (e) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 1, 1997.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.
-------

      Not applicable.












                                     3 of 18

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.
-------

      The legality of the securities registered hereby will be passed upon for the Registrant by Charles J. Hansen, Vice President, General Counsel and Secretary of the Registrant. As of June 9, 1997, Mr. Hansen was the beneficial owner of 273.24 Common Shares and options to purchase 28,400 Common Shares.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.
-------

      Reference is made to Section 8.75 of the Illinois Business Corporation Act, which permits a corporation to indemnify persons made a party to an action, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any matter as to which the person was adjudged liable to the corporation unless, and only to the extent, the court in which the action was brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for proper expenses. To the extent the person has been successful in the defense of any matter, the person shall be indemnified against expenses actually and reasonably incurred.

      The Registrant's Amended and Restated Articles of Incorporation provides that, to the fullest extent permitted by the Illinois Business Corporation Act (the "IBCA"), as the same exists or may be amended, a director or officer of the Registrant will be indemnified and held harmless against all expense, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is made a party or is involved in by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent; provided, however, that, except as provided below, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

      Pursuant to the Articles of Incorporation, the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person in such capacity, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the IBCA.

      Pursuant to the Articles of Incorporation and Section 8.75 of the IBCA, the Registrant maintains directors' and officers' liability insurance coverage.

                                     4 of 18

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.
-------

         Not applicable.

ITEM 8.     EXHIBITS.
-------

         See Exhibit Index following the signature page of this Registration Statement.

ITEM 9.     UNDERTAKINGS.
-------

      (a)     The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.







                                     5 of 18

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director or officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






























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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 12, 1997.

                                                CARSON PIRIE SCOTT & CO.

                                                By:/s/ Stanton J. Bluestone
                                                   --------------------------
                                                   Stanton J. Bluestone
                                                   Chairman of the Board and
                                                    Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                        Date
-------------                   --------------------         ------

/s/ Stanton J. Bluestone
---------------------------     Chairman of the Board        June 12, 1997
Stanton J. Bluestone            and Chief Executive
                                Officer and Director
                                (Principal Executive Officer)

/s/ Darren R. Jackson
---------------------------     Senior Vice President and    June 12, 1997
Darren R. Jackson               Chief Financial Officer
                                (Principal Financial Officer)

/s/ David J. Biese
---------------------------     Vice President and           June 12, 1997
David J. Biese                  Controller(Principal
                                Accounting Officer)

           *
---------------------------     Director                     June 12, 1997
John W. Burden III

           *
---------------------------     Director                     June 12, 1997
Mark Dickstein

           *
---------------------------     Director                     June 12, 1997
Chaim Y. Edelstein

           *
---------------------------     Director                     June 12, 1997
Mark L. Kaufman



                                     7 of 18

           *
---------------------------     Director                     June 12, 1997
William I. Jenkins

/s/ Michael R. MacDonald
---------------------------     Director                     June 12, 1997
Michael R. MacDonald


*By:/s/ Charles J. Hansen
    ----------------------------
       Charles J. Hansen,
        as Attorney-in-fact










































                                     8 of 18

                                  EXHIBIT INDEX

Copies of documents listed below which are identified with an asterisk (*) have previously been filed with the Commission and are incorporated into this Registration Statement by reference and made a part hereof. The exhibit number and the file number of each document previously filed and incorporated into this Registration Statement by reference are set forth below. Exhibits not identified with an asterisk are filed with this Registration Statement.

Exhibit                                                           Sequential
Number         Description                                      Page Numbers
-------        ----------------------------                     ------------

*4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
               Statement No. 33-67514 relating to the Common
               Shares (the "Common Shares Registration Statement")).

*4.2           Amended and Restated By-laws of the Registrant
               (incorporated by reference to Exhibit 1 to the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1996).

*4.3 Carson Pirie Scott & Co. 1993 Stock Incentive Plan, as amended and restated as of March 19, 1997 (incorporated by reference to Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the Registrant's fiscal year ended February 1, 1997 (the "1996 Form 10-K").

*4.4 Rights Agreement, dated as of November 2, 1993, between the Registrant and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to the Registrant's Report on Form 8-K filed with the Commission on November 8, 1993).

*4.5 Quorum Agreement, dated March 18, 1994, among the Registrant and its subsidiaries named therein (incorporated by reference to Exhibit 4.5 to the Annual Report on Form 10-K for the Registrant's fiscal year ended January 29, 1994 (the "1993 Form 10-K")).

*4.6 Voting Agreement, dated October 29, 1993, among the Registrant and its subsidiaries named therein
               (incorporated by reference to Exhibit 4.6 to the 1993 Form 10-K).

*4.7 Revolving Credit and Guaranty Agreement, dated as of May 24, 1996, among the Registrant, certain of the Registrant's subsidiaries, the lenders named therein, ABN AMRO Bank N.V., as agent, and Dresdner Bank AG and The CIT Group/Business Credit, Inc., as co-agents (incorporated by reference to Exhibit 4.1 to the 1996 Form 10-K)


                                     9 of 18

 5.1           Opinion of Charles J. Hansen, Esq.                        11

23.1           Consent of KPMG Peat Marwick LLP.                         13

23.2 Consent of Charles J. Hansen, Esq. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1           Powers of Attorney.                                       14














































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